EXHIBIT 11
                    WALSH INTERNATIONAL INC. AND SUBSIDIARIES
                 Computation of Earnings (Loss) Per Common Share

        Dollars in thousands, except per share amounts

                                                                                     Three Months Ended
                                                                                     ------------------

PRIMARY EARNINGS PER SHARE                                                September 30,              September 30,
                                                                             1995                        1996
                                                                        -----------------          -----------------

Weighted average common shares outstanding                                   5,807,891                  10,477,325

Assumed exercise of certain stock options and other                          1,937,282                     176,586
common stock equivalents (1)
                                                                        -----------------          -----------------
                                                                             7,745,173                  10,653,821
                                                                        =================          =================

Income (loss) from continuing operations                                 $        (433)             $          802

Loss from discontinued operations, net                                            (797)                         --

                                                                        -----------------          -----------------
Net Income (Loss)                                                        $      (1,230)             $          802
                                                                        =================          =================

Income (loss) per share from continuing                                  $       (0.06)             $         0.08
  operations

Loss per share from discontinued operations, net                         $       (0.10)                         --
                                                                        -----------------          -----------------
Net Earnings (Loss) per share                                            $       (0.16)             $         0.08
                                                                        =================          =================

FULLY DILUTED EARNINGS PER SHARE

Weighted average common shares outstanding                                   5,807,891                  10,477,325

Assumed exercise of certain stock options and other                          1,937,282                     185,614
common stock equivalents (1)
                                                                        -----------------
                                                                                                   -----------------
                                                                             7,745,173                  10,662,849
                                                                        =================          =================

Income (loss) from continuing operations                                 $        (433)             $          802

Loss from discontinued operations, net                                            (797)                         --
                                                                        -----------------          -----------------
Net Income (Loss)                                                        $      (1,230)             $          802
                                                                        =================          =================
Income (loss) per share from continuing operations                       $       (0.06)             $         0.08

Loss per share from discontinued operations, net                         $       (0.10)                         --
                                                                        -----------------          -----------------
Net Earnings (Loss) per Share                                            $       (0.16)             $         0.08
                                                                        =================          =================


1) The Common Stock equivalents consist of stock options, warrants and the Series A Convertible Preferred Stock. Common equivalent shares from convertible preferred stock (using the if- converted method) and stock options and warrants (using the treasury stock method) have been included in the computation when dilutive (except that, pursuant to the Securities and Exchange Commission rules, the Series A Convertible Preferred Stock which was converted into Common Stock in connection with the Company's initial public offering is included as if converted at the original date of issuance even though inclusion may be anti-dilutive). Pursuant to the Securities and Exchange Commission Staff Accounting Bulletin all common and common equivalent shares issued by the Company at an exercise price below the assumed public offering price during the twelve-month period prior to the offering have been included in the calculation as if they were outstanding for the three months ended September 30, 1995, (using the treasury stock method and the initial public offering price of $12.00 Per share).